Exhibit 10.2
FIRST AMENDMENT
TO THE
DELPHI CAPITAL MANAGEMENT, INC.
PENSION PLAN FOR ROBERT ROSENKRANZ
     Pursuant to resolutions duly adopted by the Compensation Committee of the Board of Directors of Delphi Financial Group, Inc. (the “Company”) and by the Board of Directors of Delphi Capital Management, Inc. (“DCM”), the DCM Pension Plan for Robert Rosenkranz, as amended and restated effective as of December 18, 2008 (the “Plan”), is hereby amended as follows:
     1. Section 2.8 of the Plan is amended by adding the following sentence to the end thereof:
“Notwithstanding the foregoing, compensation earned after December 31, 2009 shall not be included in Compensation for purposes of the Plan.”
2. Section 3.1 of the Plan is amended by deleting the last sentence thereof and replacing it with the following:
“Notwithstanding the foregoing, Robert Rosenkranz’s benefit under this Section 3.1 shall be frozen as of December 31, 2009.”
3. This First Amendment shall be effective December 31, 2009.
     IN WITNESS WHEREOF, and as evidence of the adoption of the amendment set forth herein, the authorized officer of the Company has caused this instrument to be executed this 31st day of December, 2009.

Attest:	DELPHI CAPITAL MANAGEMENT, INC.
/s/ CHAD W. COULTER	By:	/s/ THOMAS W. BURGHART
Authorized Officer